Exhibit 3.37
ARTICLES OF INCORPORATION
OF
TSC FINANCE CORPORATION
ARTICLE I
NAME
The name of the Corporation is TSC FINANCE CORPORATION.
ARTICLE II
PURPOSES
     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
ARTICLE III
INITIAL AGENT FOR SERVICE OF PROCESS
     The name and address in the State of California of the Corporation’s initial agent for service of process are Henry M. Gay, 115 Independence Drive, Menlo Park, California 94025.
ARTICLE IV
STOCK
     The Corporation is authorized to issue one class of shares. The total number of shares which the Corporation is authorized to issue is 100,000 shares.
     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation an August ___, 1978.

Henry M. Gay

     I hereby declare that I as the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

Henry M. Gay

2

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
     HENRY M. GAY certifies that:
     1. He is the sole incorporator of TSC FINANCE CORPORATION, a California corporation.
     2. He hereby adopts the following amendment of the Articles of Incorporation of this corporation:
     Article I is amended to read as follows:
     “The name of this corporation is TSC LEASING CORPORATION.”
     3. No directors were named in the original Articles of Incorporation and none have been elected.
     4. No shares have been issued.

HENRY M. GAY, Incorporator
     The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge. Executed at Menlo Park, California, on this ___ day of October, 1978.

HENRY M. GAY

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION OF
TSC LEASING CORPORATION
     We, Stanley F. Marquis the President and Jerome W. Carlson the Secretary of TSC Leasing Corporation a, corporation duly organized and existing under the laws of the State of California, do hereby certify:
     1. That they are the President and the Secretary, respectively of TSC Leasing Corporation, a California corporation.
     2. That an amendment to the Articles of Incorporation of this corporation has been approved by the Board of Directors.
     3. The amendment so approved by the Board of Directors is as follows:
     Article I of the Articles of Incorporation of this corporation is amended to read as follows:
“The name of this corporation is TRIAD SYSTEMS FINANCIAL CORPORATION”
     4. That the sole shareholder has approved said amendment by a Unanimous Written Consent, as authorized by Section 603 of the Corporations Code of the State of California. That the wording of said Unanimous Written Consent is the same as that set forth in Article 3 above.
That the amendment was approved by the Unanimous Written Consent of the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.
     7. This certificate shall become effective upon filing with the California Secretary of State’s office.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Livermore, California on September  , 1991.

Stanley F. Marquis, President

Jerome W. Carlson, Secretary

CONSENT TO USE OF NAME
     Triad Systems Corporation, a corporation organized under the laws of the State of Delaware, hereby consents to the organization-qualification of Triad Systems Financial Corporation in the State of California.
     IN WITNESS WHEREOF, the said Triad Systems Corporation has caused this consent to be executed by its president and attested under its corporate seal by its secretary, this 5th day of September 1991,

TRIAD SYSTEMS CORPORATION

By:

James R. Porter, President
Attest:

Jerome W. Carlson, Secretary

(SEAL)

AGREEMENT OF MERGER
BETWEEN
TRIAD SYSTEMS FINANCIAL CORPORATION
AND
ORLEANS LEASING CORPORATION
     AGREEMENT OF MERGER dated this 25th day of September 1995, by and between TRIAD SYSTEMS FINANCIAL CORPORATION, a California corporation, herein called the surviving corporation and ORLEANS LEASING CORPORATION, a California corporation, herein called the merging corporation.
     WITNESSETH that:
     WHEREAS, the parties to this Agreement, in consideration of the mutual agreements of each corporation as set forth hereinafter, deem it advisable and generally for the welfare of said corporation, that the merging corporation merge into the surviving corporation under and pursuant to the terms and conditions hereinafter set forth;
     NOW THEREFORE, the corporations parties to this Agreement, by and between their respective boards of directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby agree upon and prescribe the terms and conditions of said merger, the mode of carrying them into effect and the manner and basis of converting the shares of the constituent corporations into the shares of the surviving corporation, as follows:
     FIRST: The merging corporation shall be merged into the surviving corporation.
     SECOND: The Articles of Incorporation of the surviving corporation are not to be amended by virtue of the merger provided for in this Agreement.

     THIRD: The terms and conditions of the merger are as follows:
     The directors and officers of the surviving corporation on the effective date of this merger, shall continue to be the directors and officers of the surviving corporation.
     Upon the merger becoming effective, the separate existence of the merging corporation shall cease and all the property, rights, privileges, franchises, patents, trademarks, licensees, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation, shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees, from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be tales such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.
     All rights of creditors and all liens upon the property of either of said corporation shall be preserved unimpaired, and all debts, liabilities and duties of the merged corporation shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

2

     FOURTH: Each outstanding share of surviving corporation shall remain outstanding. The outstanding shares of merging corporation shall be canceled and no shares of surviving corporation shall be issued in exchange therefor.
     FIFTH: The Agreement of Merger shall become effective as of upon filing.
     IN WITNESS WHEREOF: the parties hereto have caused this Agreement of Merger to be executed by their respective officers thereunto duly authorized on this 25th day of September, 1995.
TRIAD SYSTEMS FINANCIAL CORPORATION

By:
Stanley F. Marquis, President

By:
Patrick J. Kernan, Secretary

ORLEANS LEASING CORPORATION

By:
Stanley F. Marquis, President

By:
Patrick J. Kernan, Secretary

3

OFFICERS’ CERTIFICATE
OF
TRIAD SYSTEMS FINANCIAL CORPORATION
     We, STANLEY F. MARQUIS, President, and PATRICK J. KERNAN, Secretary of TRIAD SYSTEMS FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of California do hereby certify:
     1. That they are the President and the Secretary, respectively of Triad Systems Financial Corporation, a California corporation.
     2. That the merger agreement was entitled to be and was approved by the Board of Directors alone without approval of the shareholders under the provisions of Section 1201 of the California Corporations Code.
     3. That no votes of the shareholders of Triad Systems Corporation, a parent party to this merger, was required.
     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.
     Executed at Livermore, California on the 25th day of September, 1995.

Stanley F. Marquis, President

Patrick J. Kernan, Secretary

OFFICERS’ CERTIFICATE
OF
ORLEANS LEASING CORPORATION
     We, STANLEY F. MARQUIS, President, and PATRICK J. KERNAN, Secretary of ORLEANS LEASING CORPORATION, a corporation duly organized and existing under the laws of the State of California do hereby certify:
     1. That they are the President and the Secretary, respectively, of Orleans Leasing Corporation, a California corporation.
     2. That the merger agreement was approved by sole director and 100% of the shareholders.
     3. That no votes of the shareholders of Triad Systems Financial Corporation, a parent party to this merger, was required.
     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.
     Executed at Livermore, California on the 25th day of September, 1995.

Stanley F. Marquis, President

Patrick J. Kernan, Secretary